SECOND AMENDMENT TO THE

ARTICLES OF ORGANIZATION

OF

THE POWERHOUSE, L.L.C.

AN

OKLAHOMA LIMITED LIABILITY COMPANY

TO:

THE OKLAHOMA SECRETARY OF STATE

101 State Capitol

Oklahoma City, OK 73105

The purpose of this amendment is to change the name of the limited liability company.

FIRST. The limited liability company was originally named THE POWERHOUSE, L.L.C. and Articles of Organization were filed on or about February 5, 1999

SECOND. The Company changed its name to POWERHOUSE PRODUCTIONS, L.L.C.  Amended Articles of Organization for PowerHouse Productions, L.L.C. were filed on or about February 26, 1999.

THIRD. The Company wishes to again change the name of the limited liability company to HARCOM PRODUCTIONS, L.L.C.

IN WITNESS WHEREOF, this Second Amendment has been executed on the 25th day of June, 1999, by the undersigned.

SOLE ORGANIZER

/s/ John B. Wimbish

John B. Wimbish

AMENDMENT TO THE

ARTICLES OF ORGANIZATION

OF

THE POWERHOUSE, L.L.C.

AN

OKLAHOMA LIMITED LIABILITY COMPANY

TO:

THE OKLAHOMA SECRETARY OF STATE

101 State Capitol

Oklahoma City, OK 73105

The purpose of this amendment is to change the name of the limited liability company.

FIRST. The current name of the limited liability company is THE POWERHOUSE, L.L.C. (the "Company").

SECOND. The Articles of Organization for The PowerHouse, L.L.C. were filed on or about February 5, 1999.

THIRD. The Company wishes to change the name of the limited liability company to POWERHOUSE PRODUCTIONS, L.L.C.

IN WITNESS WHEREOF, this Amendment has been executed on the 25th day of February, 1999, by the undersigned.

SOLE ORGANIZER

/s/ John B. Wimbish

John B. Wimbish